EXHIBIT 1.1
Southwest Capital Trust II
1,200,000 ___% Trust Preferred Securities
(Liquidation Amount of $25 per Preferred Security)
UNDERWRITING AGREEMENT
June                     , 2008
STIFEL, NICOLAUS & COMPANY, INCORPORATED
HOWE BARNES HOEFER & ARNETT, INC.
MORGAN KEEGAN AND COMPANY, INC.
STERNE, AGEE & LEACH, INC.
As representatives of the several Underwriters
named in Schedule I hereto
c/o Stifel, Nicolaus & Company, Incorporated
501 North Broadway, 9th Floor
St. Louis, Missouri 63102
Ladies and Gentlemen:
     Southwest Bancorp, Inc., an Oklahoma corporation (the “Company”) and its financing subsidiary, Southwest Capital Trust II, a Delaware statutory trust (the “Trust” and hereinafter together with the Company, the “Offerors”), propose that the Trust issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an aggregate of 1,200,000 of the Trust’s [                    ]% Trust Preferred Securities with a liquidation amount of $25 per preferred security (the “Trust Preferred Securities”), to be issued under the Trust Agreement (as hereinafter defined), the terms of which are more fully described in the Prospectus (as hereinafter defined). The aforementioned 1,200,000 Trust Preferred Securities to be sold to the Underwriters are herein called “Firm Trust Preferred Securities.” The Offerors also propose to sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Trust Preferred Securities, at the option of the Underwriters (the “Option”), up to an additional 180,000 Trust Preferred Securities (the "Option Trust Preferred Securities”). The Firm Trust Preferred Securities and the Option Trust Preferred Securities are hereinafter referred to collectively as the “Designated Trust Preferred Securities.”
     The entire proceeds to the Trust from the sale of the Firm Trust Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Trust Common Securities”) to purchase up to $30,930,000 aggregate principal amount of [                    ]% junior subordinated debentures of the Company due September 15, 2038 (the “Debentures”) issued by the Company pursuant to a junior subordinated indenture (the “Indenture”), to be dated as of the Closing Date (as defined herein), between the Company and U.S. Bank National Association, a national banking association, as trustee (in such capacity, the “Indenture Trustee”). As a condition to the Underwriters’ agreement to purchase the Designated Trust Preferred Securities, the Company and U.S. Bank National Association, as trustee (in such capacity, the “Guarantee Trustee”) will enter into a Preferred Securities Guarantee Agreement (the “Guarantee”) pursuant to which the Company will guarantee certain payments on the Designated Trust Preferred Securities. If the Underwriters elect to purchase any Option Trust Preferred Securities, the entire proceeds to the Trust from the sale thereof and from the sale of additional Trust Common Securities sold by the Trust to the Company as required by the Trust Agreement, as defined below, will be used to purchase additional Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such Option Trust Preferred Securities. The Designated

Trust Preferred Securities, the Guarantee and the Debentures are hereinafter referred to collectively as the “Securities.” The Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, to be dated as of the Closing Date (the “Trust Agreement”), among the Company, as sponsor, U.S. Bank Trust National Association, as property trustee (in such capacity, the “Property Trustee”), U.S. Bank Trust National Association, as Delaware trustee (in such capacity, the “Delaware Trustee”), and Rick J. Green, Kerby Crowell and Laura Bright, as administrative trustees (collectively, the “Administrators” and, together with the Property Trustee and the Delaware Trustee, the “Issuer Trustees”). The Debentures will be purchased by the Trust from the Company pursuant to the terms of the Trust Agreement. This Agreement, the Guarantee Agreement, the Indenture and the Trust Agreement are hereinafter referred to collectively as the “Operative Documents.”
     The Offerors confirm as follows their respective agreements with the Representatives and the several other Underwriters.
     1. The Offerors represent and warrant to, and agree with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:
          (a) The Offerors meet the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) and have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Nos. 333-151384, 333-151384-01, 333-151384-02 and 333-151384-03) in respect of the Securities (the “Initial Registration Statement”) pursuant to the Securities Act; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, became effective on June 16, 2008 in such form; no other registration statement or amendment thereto has heretofore been filed with the Commission with respect to the Securities; no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued, no proceeding for that purpose has been initiated or threatened by the Commission, any request on the part of the Commission for additional information from the Trust or the Company has been satisfied in all material respects, and no notice of objection of the Commission to the use of the Initial Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g) under the Securities Act has been received by the Company or the Trust; the prospectus filed as part of the Initial Registration Statement, in the form in which it was included in such registration statement on the effective date of he Registration Statement, is hereinafter called the “Effective Date Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act after the Effective Date Prospectus is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto, but excluding any Trustee’s Statement of Eligibility on Form T-1 (each a “Form T-1”) and including any prospectus supplement relating to the Securities filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Effective Prospectus, as amended and supplemented (including, without limitation, by the Preliminary Prospectus) immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) is hereinafter called the “Prospectus”; any reference herein to the Effective Date Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Effective Date Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Effective Date Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”); and all references to the Registration Statement, the Effective Date Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the text thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”);
          (b) At the respective times the respective parts of the Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (as defined herein) (and, if any Option Trust Preferred Securities are purchased, at each Option Closing Date) (as defined herein)), the Registration Statement and any amendments and supplements thereto complied or will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time of the filing thereof and at the Closing Date (and, if any Option Trust Preferred Securities are purchased, at each Option Closing Date), none of the Effective Date Prospectus, any Preliminary Prospectus, the Prospectus and any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement, the Effective Date Prospectus, any Preliminary Prospectus or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b) hereof; and at the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act; and the Offerors meet the requirements for the use of Form S-3 under the Securities Act; and no order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus or any issuer Free Writing Prospectus has been issued by the Commission; and
          Each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Effective Date Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the rules and regulations thereunder, and each Preliminary Prospectus, Pricing Prospectus and Issuer Free Writing Prospectus and the Effective Date Prospectus delivered to the Underwriters for use in connection with the offering of the Designated Trust Preferred Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;
          (c) For the purposes of this Agreement, the “Applicable Time” is [                    :                     ].m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses and other documents listed in Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing

Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) expressly for use therein;
          (d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; for so long as the delivery of a prospectus is required in connection with the offering and sale of the Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business date immediately prior to the date of this Agreement and prior to the execution of this Agreement;
          (e) The Trust has filed a registration statement pursuant to the Exchange Act, to register the Trust Preferred Securities, and such registration statement has been declared effective;
          (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Oklahoma, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise (“Material Adverse Effect”), and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended the “BHC Act”);
          (g) The Trust has been duly created and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and to enter into and perform its obligations under the Operative Documents and to issue and perform its obligations under the Securities and the Trust Common Securities; the Trust has no subsidiaries and is not required to qualify to do business in any other jurisdiction; the Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Trust Agreement; the Trust is not a party to or otherwise bound by any material agreement other than those described in the Pricing Prospectus and the Prospectus; the Trust is and will, under current law, be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the other agreements described in the Pricing Prospectus and the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature and no such action, suit or proceeding is threatened against the Trust or its property;
          (h) Each subsidiary of the Company (including, without limitation, any other special purpose financing statutory trust subsidiary of the Company) (each a “Subsidiary”) has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and, except for the security interest in the common stock of Stillwater National Bank and Trust Company granted by the Company to the lender in connection with a promissory note and related documents evidencing a revolving line of credit dated March 10, 2008, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and the deposit accounts of Stillwater National Bank and Trust Company, Bank of Kansas and SNB Bank of Wichita (collectively, the “Banks,” individually, a “Bank”) are insured by the Federal Deposit Insurance Corporation (the “FDIC”) up to the maximum amount provided by law, and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the knowledge of the Offerors, threatened;
          (i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Pricing Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights;
          (j) The Designated Trust Preferred Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable beneficial interests in the Trust, entitled to the benefits of the Trust Agreement and will conform to the descriptions thereof contained in the Pricing Prospectus and the Prospectus; and none of the Designated Trust Preferred Securities will be subject to any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and the issuance of such Designated Trust Preferred Securities is not subject to any preemptive or similar rights;
          (k) The Trust Common Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Company in accordance with the terms of the Trust Agreement, will be duly and validly issued and fully paid and non-assessable beneficial interests in the Trust, entitled to the benefits of the Trust Agreement, and will conform to the descriptions thereof contained in the Pricing Prospectus and the Prospectus; and the issuance of such Securities is not subject to any preemptive or similar rights;

          (l) The Debentures have been duly and validly authorized by the Company and, when delivered to and paid for by the Trust in accordance with the terms of the Trust Agreement, will be duly and validly authenticated, issued and delivered, will be owned by the Trust free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, will conform to the descriptions thereof contained in the Pricing Prospectus and the Prospectus and will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally or by general equitable principles (whether considered in an action at law or in equity); and the issuance of the Debentures is not subject to any preemptive or similar rights;
          (m) Each Operative Document has been duly authorized, executed and delivered by each of the Offerors, as applicable, and constitutes a valid and binding obligation of each of the Offerors, as applicable, enforceable against each in accordance with its terms, except as the enforceability thereof and hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally or by general equitable principles (whether considered in an action at law or in equity) and except as the rights to indemnification and contribution hereunder may be limited by federal or state securities laws;
          (n) Each of the Trust Agreement, the Indenture and the Guarantee Agreement has been duly qualified under the Trust Indenture Act;
          (o) Each of the Administrators is an officer and employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement;
          (p) The issue and sale of the Designated Trust Preferred Securities, the execution of the Operative Documents by the Offerors and the compliance by the Offerors with all of the provisions of the Operative Documents and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Offerors or any of the Subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Offerors or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Trust Preferred Securities to be sold by the Trust hereunder or the consummation by the Offerors of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Designated Trust Preferred Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Trust Preferred Securities by the Underwriters; and neither the Company nor any non-banking subsidiary engages directly or indirectly in any activity prohibited by the Board of Governors of the Federal Reserve System (the “FRB”) or the BHC Act or the regulations promulgated thereunder;
          (q) Ernst & Young LLP, who have certified certain financial statements of the Company and the Subsidiaries, are independent public accountants as required by the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder; the consolidated financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement; and the pro forma financial statements of the Company and the Subsidiaries and the related notes thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein;
          (r) Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; (1) there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries, (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise, and (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus;
          (s) The Trust is not (1) in violation of its certificate of trust, declaration of trust or the Trust Agreement, or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Trust;
          (t) Neither the Company nor any of the Subsidiaries is (1) in violation of its certificate or articles of incorporation or bylaws (or other organization documents), as applicable, (2) in violation of any law, ordinance, administrative or governmental rule or regulation to which it is subject, (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect;
          (u) The Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus and the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;
          (v) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;
          (w) The Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits;
          (x) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on each of their respective businesses as described in the Pricing Prospectus, and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect;
          (y) No labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent or has been threatened;
          (z) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;
          (aa) The Company and each of its Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
          (bb) Since the date of the latest audited financial statements included in the Pricing Prospectus, (1) the Company has not been advised of (i) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (2) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
          (cc) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective;
          (dd) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided; and the Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect; and the Company and each of the Subsidiaries have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided; and the charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;
          (ee) There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Pricing Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required;
          (ff) Neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;
          (gg) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect; and no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;
          (hh) Neither the Company nor any of its Subsidiaries, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;
          (ii) There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Trust or the Company under the Securities Act;
          (jj) Neither the Trust nor the Company is and, after giving effect to the offering and sale of the Securities as contemplated herein and the application of the net proceeds therefrom as described in the Pricing Prospectus, neither will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
          (kk) Neither the Trust nor the Company has distributed and, prior to the later to occur of the Closing Date (as defined in Section 4 hereof) and completion of distribution of the Securities, will not distribute any offering materials in connection with the offering and sale of the Securities, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Section 6 hereof, any Issuer Free Writing Prospectus; and neither the Trust nor the Company has taken and will take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust or the Company to facilitate the sale or purchase of the Securities;
          (ll) The statistical and market and industry-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;
          (mm) Any certificate signed by any Administrator of the Trust or officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby;
          (nn) The Designated Trust Preferred Securities have been duly authorized for listing on the NASDAQ Global Select Market, subject only to official notice of issuance; neither the Trust nor the Company has taken any action designed to, or likely to have the effect of, terminating the registration of the Designated Trust Preferred Securities under the Exchange Act or delisting of the Designated Trust Preferred Securities from the NASDAQ Global Select Market, nor has the Trust or the Company received any notification that the Commission or the NASDAQ Stock market is contemplating terminating such registration or listing;
          (oo) The holders of the Trust Preferred Securities will be entitled to the same limitation on personal liability that is extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware;

          (pp) The Trust Preferred Securities qualify as Tier 1 capital of the Company consistent with the guidelines and policies of the Federal Reserve.
          (qq) The activities of the Offerors and the Subsidiaries are permitted under applicable federal and state banking laws and regulations; and the Company has all necessary approvals, including the approval of the Office of the Comptroller of the Currency (the “OCC”), the FDIC, the Office of Thrift Supervision (the “OTS”), the Kansas Office of the State Bank Commissioner (the "Kansas Commissioner”) and the FRB, as applicable, to own the capital stock of the Subsidiaries; and neither the Company nor any of the Subsidiaries is a party or subject to any agreement or memorandum with, or directive or other order issued by, the FRB, the OCC, the FDIC, the OTS, the Kansas Commissioner or other regulatory authority having jurisdiction over it (each, a “Regulator,” and collectively, the “Regulators”), which imposes any restrictions or requirements not generally applicable to entities of the same type as the Company and the Subsidiaries; and neither the Company nor any Subsidiary is subject to any order or other directive from any Regulator to make any material change in the method of conducting their respective businesses, and no such directive is pending or threatened by such Regulators; and no report or application filed by the Company or any of its Subsidiaries with the FRB, the OCC, the FDIC, the OTS, the Kansas Commissioner or any other Regulator, as of the date it was filed or amended, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading when made or failed to comply in all material respects with the applicable requirements of the FRB, the OCC, the FDIC, the OTS, the Kansas Commissioner or such other Regulator, as the case may be;
          (rr) The Banks and the other Subsidiaries have properly administered all accounts for which they act as a fiduciary, including but not limited to accounts for which they serve as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to be in compliance could not, have a Material Adverse Effect; and none of the Banks or other Subsidiaries nor any of their directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.
     2. (a) Subject to the terms and conditions herein set forth, (a) each of the Company and the Trust agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a purchase price per Trust Preferred Security of $[___] (the “Purchase Price”), the number of Firm Trust Preferred Securities as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise their Option as provided below, the Trust shall sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the Purchase Price, the number of Option Trust Preferred Securities (to be adjusted by the Trust so as to eliminate fractional securities) determined by multiplying (x) the number of Option Trust Preferred Securities as to which such election shall have been exercised by (y) a fraction, the numerator of which is the aggregate number of Firm Trust Preferred Securities to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Trust Preferred Securities to be purchased by all of the Underwriters from the Trust hereunder.
          (b) The Company and the Trust hereby grant to the Underwriters the right to purchase at their election up to 180,000 Option Trust Preferred Securities, at the Purchase Price, for the sole purpose of covering over-allotments in connection with the sale of the Firm Trust Preferred Securities. The Underwriters may exercise their Option to acquire Option Trust Preferred Securities in whole or in part from time to time only by written notice from Stifel Nicolaus to the Offerors, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Trust Preferred Securities to be purchased and the date on which such Option Trust Preferred Securities are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
          (c) As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds from the sale of the Trust Preferred Securities will be used by the Trust to purchase the Debentures, the Company on the Closing Date will pay by wire transfer of immediately available funds to Stifel Nicolaus, for the accounts of the several Underwriters, the amount per Trust Preferred Security set forth in Schedule I in respect to the Trust Preferred Securities to be delivered by the Trust hereunder on the Closing Date with respect to the Firm Trust Preferred Securities and on the Option Closing Date with respect to the Option Trust Preferred Securities.
     3. It is understood that the several Underwriters propose to offer the Firm Trust Preferred Securities for sale to the public upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.
     4. (a) The Offerors will deliver the Firm Trust Preferred Securities to the Representatives through the facilities of The Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the Purchase Price therefor in Federal (same day) funds by wire transfer drawn to the order of the Company at the office of Lewis, Rice & Fingersh, L.C. (“Lewis Rice”), 500 North Broadway, St. Louis, Missouri 63102, at 10:00 A.M., St. Louis time, on                     ,                     , or at such other time not later than seven full business days thereafter as Stifel Nicolaus and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Trust Preferred Securities. The certificate for the Firm Trust Preferred Securities so to be delivered will be in the form of one or more permanent global securities in definitive form deposited with the Property Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Interests in any Trust Preferred Securities will be held only in book-entry form.
          (b) Each time for the delivery of and payment for the Option Trust Preferred Securities, being herein referred to as an “Option Closing Date”, which may be the Closing Date, shall be determined by the Representatives as provided above. The Company will deliver the Option Trust Preferred Securities being purchased on each Option Closing Date to the Representatives through the facilities of DTC for the accounts of the Underwriters, against payment of the Purchase Price therefor in Federal (same day) funds by wire transfer drawn to the order of the Company at the above office of Lewis Rice, at 10:00 A.M., St. Louis time on the applicable Option Closing Date. The certificates for the Option Trust Preferred Securities so to be delivered will be in the form of one or more permanent global securities in definitive form deposited with the Property Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.
     5. The Trust and the Company, jointly and severally, covenant and agree with each of the Underwriters as follows:
          (a) Each of the Company and the Trust, subject to Section 5(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representatives with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Effective Date Prospectus or any Preliminary Prospectus, or any other prospectus in respect of the Securities, or of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Trust and the Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. Each of the Company and the Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.
          (b) Each of the Company and the Trust will (1) give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, (2) furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and (3) not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
          (c) Each of the Company and the Trust will use its best efforts to qualify the Designated Trust Preferred Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Designated Trust Preferred Securities, provided that nothing in this Section 5(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.
          (d) The Company has furnished or will deliver to the Representatives, without charge, two signed copies of the Initial Registration Statement as originally filed, any Rule 462(b) Registration Statement and each amendment thereto and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (e) The Company will deliver to each Underwriter, without charge, as many written and electronic copies of each Effective Date Prospectus, any Preliminary Prospectus, the Pricing Prospectus and any Issuer Free Writing Prospectus and any amendment or supplement to any of the foregoing, as such Underwriter may reasonably request, and each of the Company and the Trust hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Securities under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (f) Each of the Company and the Trust will comply with the Securities Act and the rules and regulations thereunder so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Securities under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations thereunder, each of the Company and the Trust will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request. The Company and the Trust will provide the Representatives with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.
          (g) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.
          (h) Each of the Company and the Trust will use the net proceeds received by it from the sale of the Designated Trust Preferred Securities in the manner specified in the Pricing Prospectus under the heading “Use of Proceeds”.
          (i) The Trust will use its best efforts to effect and maintain the listing for quotation of the Designated Trust Preferred Securities on the NASDAQ Global Select Market.
          (j) Each of the Company and the Trust, during the period when the Prospectus is required to be delivered in connection with sales of the Designated Trust Preferred Securities under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.
          (k) During a period of five years from the effective date of the Registration Statement, each of the Company and the Trust will furnish to you copies of all reports or other communications (financial or other) furnished to securityholders generally, and to deliver to you, except to the extent such reports or financial statements are available on the Commission’s EDGAR database, such additional information concerning the business and financial condition of the Company or the Trust as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission).
          (l) If so requested by the Representatives, the Company and the Trust shall cause to be prepared and delivered, at the Company’s expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Designated Trust Preferred Securities. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Designated Trust Preferred Securities, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). Each of the Company and the Trust hereby confirms that, if so requested by the Representatives, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.
          (m) During the period beginning from the date of this Agreement and continuing to and including the later of the Closing Date and completion of the distribution (but in any event not later than 90 calendar days after the date of this Agreement), neither the Company nor the Trust will offer, sell, contract to sell or otherwise dispose of any Securities (except for (x) the Securities proposed to be sold to the Underwriters pursuant hereto, and (y) any securities to be offered in an exchange offer or similar transaction in respect of securities outstanding on the date hereof, in each case including any guarantee of such securities), any other beneficial interests in the assets of the Trust (other than the Trust Common Securities), or any security issued by another trust or other limited purpose vehicle, that is substantially similar to any of the Securities or any securities that are convertible into or exchangeable for or that represent the right to receive preferred securities or any such substantially similar securities of the Trust, or a similar trust, without the prior written consent of the Representatives.
     6. (a) The Company and the Trust, jointly and severally, represent and agree that, without the prior consent of the Representatives, neither the Company nor the Trust has made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto;
          (b) The Company and the Trust, jointly and severally, represent, warrant and agree that (i) each has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and (ii) each has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

          (c) The Company and the Trust, jointly and severally, agree that, if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
     7. (a) The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of counsel, accountants and other advisors to the Company and the Trust; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Designated Trust Preferred Securities; (iv) all expenses in connection with the qualification of the Designated Trust Preferred Securities for offering and sale under state securities laws as provided in Section 5(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Designated Trust Preferred Securities on the NASDAQ Global Select Market; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the Financial Institutions Regulatory Authority (“FINRA”) of the terms of the sale of the Designated Trust Preferred Securities; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Designated Trust Preferred Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Designated Trust Preferred Securities to the Underwriters; (viii) the costs, expenses and fees of the Property Trustee, Delaware Trustee, Indenture Trustee and Guarantee Trustee; (ix) the transportation and other expenses incurred by the Company or the Trust in connection with presentations to prospective purchasers of Designated Trust Preferred Securities; and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Trust hereunder which are not otherwise specifically provided for in this Section.
          (b) The Company covenants and agrees with the several Underwriters to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.
     8. The several obligations of the Underwriters hereunder to purchase the Designated Trust Preferred Securities on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company and the Trust of their respective obligations hereunder and to the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations thereunder and in accordance with Section 5(a); all material required to be filed by the Company and the Trust pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.
          (b) The representations and warranties of the Company and the Trust contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and each of the Company and the Trust shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.
          (c) (1) Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (2) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or (ii) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (1) or (2), is in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Trust Preferred Securities being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus.
          (d) The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, (i) a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representatives, to the effect (1) set forth in Sections 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Company), (2) that none of the situations set forth in clause (1) or (2) of Section 8(c) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;
          (e) The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of an Administrator to the effect (1) set forth in Section 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Trust) and (2) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Trust, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;
          (f) On the Closing Date or Option Closing Date, as the case may be, Kennedy & Baris, L.L.P., counsel for the Company, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel for the Underwriters may reasonably request.
          (g) On the Closing Date or Option Closing Date, as the case may be, James I. Lundy, III, Attorney at Law, counsel for the Company, shall have furnished to the Representatives his favorable written opinion, dated the closing date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel for the Underwriters may reasonably request.
          (h) On the Closing Date or Option Closing Date, as the case may be, Young Conaway Stargatt & Taylor, LLP, counsel for the Trust, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel for the Underwriters may reasonably request.
          (i) On the Closing Date or Option Closing Date, as the case may be, Shipman & Goodwin LLP, counsel for the Trustees, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit D hereto and to such further effect as counsel for the Underwriters may reasonably request.
          (j) On the date of this Agreement, Ernst & Young LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
          (k) On the Closing Date or Option Closing Date, as the case may be, the Representatives shall have received from Ernst & Young LLP a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 8(j), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.
          (l) On the Closing Date or Option Closing Date, as the case may be, Lewis Rice, counsel for the Underwriters, shall have furnished to the Representatives their favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Designated Trust Preferred Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In giving such opinion, Lewis Rice may rely as to matters of fact upon statements and certifications of officers of the Offerors and of other appropriate persons and may rely as to matters of law, other than the laws of the United States, the State of Missouri and Delaware corporate law, upon the opinions of Kennedy & Baris, L.L.P. and Young Conaway Stargatt & Taylor, LLP.
          (m) The Designated Trust Preferred Securities to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on the NASDAQ Global Select Market, subject to the official notice of issuance.
          (n) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

          (o) On or prior to the Closing Date or Option Closing Date, as the case may be, each of the Company and the Trust shall have furnished to the Representatives such further information, certificates and documents as the Representatives shall reasonably request.
          (p) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on any national securities exchange; (ii) a suspension or material limitation in trading in any securities of the Company or the Trust on the NASDAQ Global Select Market; (iii) a general moratorium on commercial banking activities declared by any of Federal, Oklahoma, Texas, Kansas or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Stifel Nicolaus makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Trust Preferred Securities being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus;
          If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 12, by the Representatives by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 12.
     9. (a) The Company and the Trust, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and the Trust will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through Stifel Nicolaus expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 9(b) below.

          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or the Trust within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company or the Trust by or on behalf of such Underwriter through Stifel Nicolaus expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the names of the Underwriters and the Trust Preferred Securities purchase amounts in the table following the first paragraph under the caption “Underwriting”, the concession and reallowance figures appearing in the second paragraph under the heading “Commissions and Expenses” under the caption “Underwriting”, and the information contained under the heading “Stabilization” under the caption “Underwriting”.
          (c) Promptly after receipt by an indemnified party under Section 9(a) or 9(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 9(a), shall be selected by Stifel Nicolaus. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other from the offering of the Designated Trust Preferred Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Trust on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other from the offering of the Designated Trust Preferred Securities shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Trust bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Trust Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the parties to the agreements contained in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     10. If any Underwriter or Underwriters default in its or their obligations to purchase Designated Trust Preferred Securities hereunder on the Closing Date or any Option Closing Date and the aggregate number of Designated Trust Preferred Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Designated Trust Preferred Securities that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company and the Trust for the purchase of such Designated Trust Preferred Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Designated Trust Preferred Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Designated Trust Preferred Securities with respect to which such default or defaults occur exceeds 10% of the total number of Designated Trust Preferred Securities that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representatives, and the Offerors for the purchase of such Designated Trust Preferred Securities by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 12, without liability on the part of any non-defaulting Underwriter, the Company or the Trust, except as provided in Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.
          In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     11. Notwithstanding anything herein contained, this Agreement (including the obligations of the several Underwriters with respect to any Option Trust Preferred Securities which have yet to be purchased) may be terminated, subject to the provisions of Section 12, in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the American Stock Exchange or the New York Stock Exchange or on the NASDAQ Global Select Market or the NASDAQ Global Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, (b) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York, Oklahoma, Texas or Kansas shall have been declared by Federal, New York State, Oklahoma State, Texas State or Kansas State authorities or a new restriction materially adversely affecting the distribution of the Firm Trust Preferred Securities or the Option Trust Preferred Securities, as the case may be, shall have become effective, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the

Designated Trust Preferred Securities to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Designated Trust Preferred Securities.
          If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 12 hereof.
     12. The respective indemnities, agreements, representations, warranties and other statements of each of the Trust, the Administrators, the Company or its officers, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Trust, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Designated Trust Preferred Securities. If this Agreement is terminated pursuant to Section 8 or 11 or if for any reason the purchase of any of the Designated Trust Preferred Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7, the respective obligations of the Company, the Trust and the Underwriters pursuant to Section 9 and the provisions of Sections 12, 13 and 16 shall remain in effect and, if any Designated Trust Preferred Securities have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 5, Section 6 and Section 7 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 8 or otherwise because of any failure or refusal on the part of the Company or the Trust to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either of the Company or the Trust shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.
     13. This Agreement shall inure to the benefit of and be binding upon the Company, the Trust and the Underwriters and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, except that (a) the representations, warranties, indemnitees and agreements of the Company and the Trust contained in this Agreement shall also be deemed to be for the benefit of each director, officer, employee and agent of any Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (b) the indemnity agreement of the Underwriters contained in Section 9 of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any controlling person with respect to the Company as described in Section 9. No purchaser of Designated Trust Preferred Securities from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.
     14. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o Stifel, Nicolaus & Company, Incorporated, One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102 (fax no.: 314-342-2775), Attention: Rick E. Maples. Notices to the Company or the Trust shall be given to Southwest Bancorp, Inc., 608 S. Main Street, P.O. Box 1988, Stillwater, Oklahoma 74074 (fax no.: 405-742-1805), Attention: Rick Green.

     15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.
     16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.
     17. The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of St. Louis, Missouri in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.
     18. Each of the Company and the Trust acknowledges and agrees that (i) the purchase and sale of the Designated Trust Preferred Securities pursuant to this Agreement, including the determination of the public offering price of the Designated Trust Preferred Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Trust on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, the Trust or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Trust with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Trust on other matters) or any other obligation to the Company or the Trust except the obligations expressly set forth in this Agreement, and (iv) each of the Company and the Trust has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Trust agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Trust, in connection with such transaction or the process leading thereto.
     19. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or the Trust relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     20. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Trust and the Underwriters, or any of them, with respect to the subject matter hereof.

     21. Each of the Company, the Trust and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     22. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     23. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine and feminine forms. The term “including,” whenever used in any provision of this Agreement, means including but without limiting the generality of any description preceding or succeeding such term. Each reference to a person or entity shall include a reference to the successors and assigns of such person or entity.
[Signatures appear on the following pages]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Trust and the Underwriters.

Very truly yours, SOUTHWEST BANCORP, INC.
By:
Name:
Title:

SOUTHWEST CAPITAL TRUST II
By:
Name:
	Title:	Administrator

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

HOWE BARNES HOEFER & ARNETT, INC.

By:

Name:
Title:

MORGAN KEEGAN AND COMPANY, INC.

By:

Name:
Title:

STERNE, AGEE & LEACH, INC.

By:

Name:
Title:
For themselves and as Representatives of the
other Underwriters named in Schedule I hereto

SCHEDULE I

Number of Firm Trust Preferred Securities
Underwriter	to be Purchased
Stifel, Nicolaus & Company, Incorporated
Howe Barnes Hoefer & Arnett, Inc.
Morgan Keegan and Company, Inc.
Sterne, Agee & Leach, Inc.

Total:

SCHEDULE II
Free Writing Prospectus
          The Free Writing Prospectus filed by the Company on June 19, 2008, Commission Accession No. 0000950123-08-007052, is hereby incorporated by reference.

EXHIBIT A
OPINION OF KENNEDY & BARIS, L.L.P.
[to be provided]

A-1

EXHIBIT B
OPINION OF JAMES I. LUNDY, III, ATTORNEY AT LAW
[to be provided]

B-1

EXHIBIT C
OPINION OF COUNSEL TO TRUST
[to be provided]

C-1

EXHIBIT D
OPINION OF COUNSEL TO TRUSTEES
[to be provided]

D-1